SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

Dendreon Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (IRS Employer Identification No.)

3005 First Avenue Seattle, Washington (Address of Principal Executive Office)	98121 (Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

None

(Former name or former address, if change since last report)

Item 5.	Other Events

This Amendment No. 1 to our Current Report on Form 8-K for the event of July 30, 2003 relates to our acquisition of Corvas International, Inc. (“Corvas”), pursuant to an Agreement and Plan of Merger, dated February 24, 2003, and amended on June 12, 2003. The financial statements of Corvas and pro forma financial information relating to the transaction required to be filed pursuant to Item 7 of Form 8-K were previously reported on Dendreon’s Form S-4 Registration Statement, as amended, Registration No. 333-104167. The purpose of this amendment is to provide additional financial information relating to Corvas, and pro forma information about the transaction, as set forth below.

Attached as Exhibit 99.1 hereto are:

•	Unaudited Condensed Balance Sheets of Corvas as of June 30, 2003 and December 31, 2002

•	Unaudited Condensed Statements of Operations of Corvas for the Six Months Ended June 30, 2003 and 2002

•	Unaudited Condensed Statements of Cash Flows of Corvas for the Six Months Ended June 30, 2003 and 2002

•	Unaudited Notes to Condensed Financial Statements of Corvas

•	Independent Auditors’ Report

•	Balance Sheets of Corvas as of December 31, 2002 and 2001

•	Statements of Operations of Corvas for the Years ended December 31, 2002, 2001 and 2000

•	Statements of Stockholders’ Equity of Corvas for the Years Ended December 31, 2002, 2001, and 2000

•	Statements of Cash Flows of Corvas for the Years Ended December 31, 2002, 2001 and 2000

•	Notes to Financial Statements of Corvas

Attached as Exhibit 99.2 are the unaudited pro forma condensed combined financial statements of Dendreon and Corvas as of and for the six months ended June 30, 2003 and for the year ended December 31, 2002.

We have elected to discontinue further development of our therapeutic vaccine for multiple myeloma, Mylovenge™. This decision was based on a number of factors including the commercial prospects for Mylovenge in an increasingly competitive market. We will re-deploy the resources devoted to Mylovenge to support the development of Provenge®, our therapeutic vaccine for the treatment of prostate cancer, the continued clinical development of APC8024, our therapeutic vaccine for breast, ovarian and colon cancers, and the preclinical development of our monoclonal antibody and PACT programs.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description

23.1	Independent Auditor’s Consent

99.1	Financial statements Corvas International, Inc.

99.2	Unaudited pro forma condensed combined financial statements of Dendreon and Corvas as of and for the six months ended June 30, 2003 and for the year ended December 31, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ MARTIN A. SIMONETTI
Martin A. Simonetti
Chief Financial Officer, Senior Vice President,
Finance and Treasurer

Date: September 16, 2003